Exhibit 99.1

APRICUS BIOSCIENCES LAUNCHES COMMERCIALIZATION ARM WITH DEFINITIVE ACGREEMENT TO ACQUIRE TOPOTARGET USA

--First Acquisition by Apricus Bio of an FDA Approved and Marketed US Drug

SAN DIEGO, December 16, 2011 -- Apricus Biosciences, Inc. (“Apricus Bio” or the “Company”) (Nasdaq: APRI) announced today a definitive agreement to acquire Topotarget USA, Inc. (“Topotarget USA”), a subsidiary of Topotarget A/S, a public Danish company (“Topotarget A/S”).  Topotarget USA owns Totect (Dexrazoxane HCl), the only drug approved by the FDA to treat a potentially serious complication of cancer therapy—the leakage of chemotherapy drugs from veins into surrounding tissues. This complication is known as anthracycline extravasation, and can lead to infections and tissue death.

With this acquisition, Apricus Bio will move into the commercialization and sales of oncology and oncology supportive care pharmaceuticals. Topotarget USA has a pre-existing sales infrastructure, sales team, and a revenue-generating product with strong future growth potential. “This is an important step for the Company’s drug commercialization process. Since I came on board as the new CEO of Apricus Bio in 2010, the goal has been to advance the Company into a fully commercial pharmaceutical company,” said Dr. Bassam Damaj, Chairman, President and CEO of Apricus Bio.  “In addition to commercializing products that incorporate our NexACT® technology such as Vitaros® Femprox®, MycoVa® among others, we have also been looking for specific acquisitions that fit into our core focus of adding to our product portfolio, approved, revenue generating drugs.  We are pleased to complete the first in what we believe will be a series of acquisitions taking us further into product commercialization and revenue generation, not only in the U.S. but also abroad.”

To acquire Topotarget USA and its drug, Totect, Apricus Bio has agreed to purchase 100% of the outstanding common stock of that company in exchange for Apricus Bio common stock worth approximately $2 million in upfront payments and up to approximately $2 million more in Apricus common stock if certain milestones are achieved.  Following the closing of the transaction contemplated by the Agreement, Apricus Bio, through Topotarget USA, will own all rights to Totect in the U.S. in North America and South America and the respective territories and possessions of the countries in North America and South America.

The sale is subject to customary closing conditions and is expected to close by December 31, 2011.

About Totect® and the Anthracycline Extravasation Market
Totect or Dexrazoxane HCl is used to treat anthracycline extravasation, which is the leaking of chemotherapy from the veins of cancer patients into tissues and other areas of the body.  Anthracyclines are among the most used chemotherapy drugs to treat cancer. There are over 500,000 anthracycline infusions in the U.S. every year and if an extravasation that occurs following an anthracycline infusion is left untreated, patients with this condition may risk serious infection, tissue necrosis, or in some cases death. It is estimated that in the U.S., there are approximately 3,500 cancer centers that provide chemotherapy treatments where anthracyclines are administered.  Totect, has been on the market in the U.S. since 2007, with 2011 sales estimated to be approximately $2 million. More information on Totect® can be found on www.totect.com.

About Apricus Biosciences, Inc.
Apricus Bio, a San Diego-based, revenue-generating, specialty pharmaceutical company, with commercial products and a broad pipeline across numerous therapeutic classes.

Revenues and growth are driven from the sales of the Company’s commercial products and out-licensing in certain territories of its product pipeline and NexACT® technology. The company’s pipeline includes Vitaros®, approved in Canada for the treatment of erectile dysfunction, Totect the only drug approved in the US for the treatment of anthracycline extravasation, as well as compounds in development from pre-clinical through pre-registration, currently focused on Sexual Dysfunction, Oncology, Dermatology, Autoimmune, Pain, Anti-Infectives, Diabetes and Consumer Healthcare.

The Company also expects to develop and/or acquire and then bring to market additional pharmaceutical products in areas of care that will benefit patient needs worldwide.

For further information on Apricus Bio, visit http://www.apricusbio.com, and for information on its subsidiary please visit http://www.nexmedusa.com. You can also receive information at http://twitter.com/apricusbio and http://facebook.com/apricusbio.

About Topotarget A/S
Topotarget (NASDAQ OMX: TOPO.CO) is an international biopharmaceutical company headquartered in Copenhagen, Denmark, dedicated to clinical development and registration of oncology products.  Topotarget A/S focuses, in collaboration with Spectrum Pharmaceuticals, Inc., on the development in pivotal studies of its lead drug candidate, belinostat, which has shown positive results as a monotherapy treating hematological malignancies and positive results in solid tumors. Belinostat may be used in combination with full doses of chemotherapy, and is in a pivotal trial within PTCL (peripheral T-cell lymphoma).

Apricus Bio's Forward-Looking Statement Safe Harbor
Statements under the Private Securities Litigation Reform Act, as amended:  with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may individually or mutually impact the matters herein described for a variety of reasons that are outside the control of the Company, including, but not limited to, its ability to further develop its and their products such as Vitaros® for erectile dysfunction, Totect for anthracycline extravasation and other products and product candidates, to have its products and product candidates approved by relevant regulatory authorities, to successfully commercialize such products and product candidates, to integrate successfully its acquired companies such as Topotarget USA and other companies, products and technologies and to achieve its development, commercialization and financial goals. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q and other filings made with the SEC. Copies of these reports are available from the SEC's website or without charge from the Company.

Topotarget Safe Harbor Statement
This announcement may contain forward-looking statements, including statements about our expectations of the progression of our preclinical and clinical pipeline including the timing for commencement and completion of clinical trials and with respect to cash burn guidance. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Topotarget cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, the following: The risk that any one or more of the drug development programs of Topotarget will not proceed as planned for technical, scientific or commercial reasons or due to patient enrollment issues or based on new information from non-clinical or clinical studies or from other sources; the success of competing products and technologies; technological uncertainty and product development risks;  uncertainty of additional funding; Topotarget's history of incurring losses and the uncertainty of achieving profitability; Topotarget's stage of development as a biopharmaceutical company; government regulation; patent infringement claims against Topotarget's products, processes and technologies; the ability to protect Topotarget's patents and proprietary rights; uncertainties relating to commercialization rights; and product liability exposure; We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Contacts:

Apricus Biosciences, Inc.
Edward Cox, V.P.
Corporate Development & Investor Relations

Apricus Bio, Inc.
(858) 848-4249
ecox@apricusbio.com

Apricus Bio Investor Relations
Paula Schwartz
Rx Communications Group, LLC
(917) 322-2216
pschwartz@rxir.com